                                                                   Exhibit g(vi)

Alfred A. Bingham III
CIGNA Funds
900 Cottage Grove Road, S-210
Bloomfield, CT 06002

Re: PRICE SOURCE AUTHORIZATION

Reference is made to the Custodian Agreements listed on the attached "Schedule A" (the "Fund") and State Street Bank and Trust Company ("State Street"). Pursuant to the Custodian Agreement, the Fund has directed State Street to calculate the net asset value of the Fund in accordance with the terms of the Fund's currently effective prospectus.

The Fund hereby authorizes State Street to use the pricing sources specified on the attached forms(s) as sources for securities' prices in calculating the net asset value of the Fund. The Fund further agrees that State Street shall have no liability for the incorrect data provided by the Fund's choice of pricing sources, except as may arise from State Street's lack of reasonable care in:

 .  performing agreed upon tolerance checks as to the data furnished,

 . calculating the net asset value of the Fund in accordance with the data furnished to State Street, and

 .  State Street's performance of the agreed upon tolerance checks.

Kindly acknowledge the Fund's acceptance of the terms of this letter in the space provided below.


                                 Sincerely,

                                 STATE STREET BANK AND TRUST COMPANY

                                 By: /s/ James M. Curran
                                    ------------------------------------
                                              Vice President

                                 Date: 1-13-2000
                                      ----------------------------------

                                 The foregoing terms are hereby accepted.

                    Cigna Variable Products Group
                    Cigna High Income Shares
                    Cigna Investment Securities, Inc. f/k/a INA Investment Securities, Inc.
                    Cigna Institutional Funds Group
                    Cigna Funds Group


                                 By: /s/ Alfred a. Bingham III
                                     -----------------------------------

                                 Title: Vice President and Treasurer
                                       ---------------------------------

                                 Date:  1/11/2000
                                       ---------------------------------

                       STATE STREET BANK - MUTUAL FUNDS

                          PRICE SOURCE AUTHORIZATION
                          --------------------------

FUND:  CIGNA                                 SIGNATURE:_________________________
     ------------------------------------

_______________________________________________________________________________

                      ============================================================================================================
                        BRIDGE  BRIDGE                                  OPTIONS     PRICE     (3)       (2)                 (1)
      SECURITY           NYSE   NASDAQ                                 REPORTING  AUTHORITY  MANUAL   BACK-UP    (1)    TOLERANCE
      TYPE               AMEX    BID    MEAN  LS/BID  LS/MEAN  BRIDGE   LS BID     LS/MEAN   QUOTES   SOURCE    INDEX   PERCENTAGE
                      ------------------------------------------------------------------------------------------------------------
                        Bridge                  X                                            Client  Bloomberg S&P 500      5%
I.    LISTED EQUITIES
                      ------------------------------------------------------------------------------------------------------------
                        Bridge                  X                                            Client  Bloomberg S&P 500      5%
II.   OTC EQUITIES
                      ------------------------------------------------------------------------------------------------------------
                        Bridge                  X                                            Client   Reuters  E.A.F.E      5%
III.  FOREIGN EQUITIES
                      ------------------------------------------------------------------------------------------------------------

IV.   EQUITY OPTIONS
                      ------------------------------------------------------------------------------------------------------------
                                                X                                            Broker  Bloomberg S & P500     5%
V.    FUTURES
                      ============================================================================================================

________________________________________________________________________________

INSTRUCTIONS:  For each security type, allowed by the Fund prospectus, please
                                       -------
indicate the primary price source and a back-up source to be used in calculating Net Asset Value for the Fund identified above. Also, please indicate a published market index and tolerance range (in terms of percent) to be used for reasonability testing. If you do not wish to use a published index please indicate N/A but do not leave blank.

(1) * INDEX/TOLERANCE CHECK: The price movement for a particular security is compared to the index movement. If the security price movement exceeds the index movement by more than the percentage authorized on this form, then the security price will be verified using the back-up source authorized. The index and tolerance information authorized here will be the basis for this reasonability test.

(2) BACK-UP SOURCE: The following sources are available for back-up, price verification and historical price and yield information: Bloomberg, Reuters, and Telerate. Please do not leave blank.

(3) MANUAL QUOTES AND PRIVATE PLACEMENTS: Please specify the source for private placements or manual quotes as necessary.

See page 3 to list additional information if needed.

                       STATE STREET BANK - MUTUAL FUNDS

                          PRICE SOURCE AUTHORIZATION
                          --------------------------

________________________________________________________________________________

                     ==============================================================================================================
                         MERRILL
                          LYNCH
                       SECURITIES                                INTERACTIVE                   (3)       (2)       (1)      (1)
                         PRICING  BRIDGE FIXED                      DATA               FRI    MANUAL   BACK-UP           TOLERANCE
      SECURITY TYPE      SERVICE     INCOME    BID JJ Kenny  BID    CORP     MEAN BID CORP.   QUOTES   QUOTES     INDEX  PERCENTAGE
                     --------------------------------------------------------------------------------------------------------------
VI.   LISTED BONDS
      IS LAST SALE
      REQUIRED
      WHEN                  X          X                             X                        Client Bridge Fixed  USTB     3%
      AVAILABLE                                                                                      Income/ IDC/
      YES_____                                                                                          Client
      NO   X
        ------
                     --------------------------------------------------------------------------------------------------------------
VII.  CORPORATE BONDS                                                                                Bridge Fixed
                            X             X                          X                        Client Income/ IDC/  USTB     3%
                                                                                                        Client
                     --------------------------------------------------------------------------------------------------------------
VIII  U.S. GOVERNMENT                                                                                Bridge Fixed
 .     OBLIGATIONS           X             X                                                   Client   Income/     USTB     3%
                                                                                                       Client
                     --------------------------------------------------------------------------------------------------------------
IX.   MORTGAGE -                                                                                     Bridge Fixed
      BACKED                X             X                          X                        Client Income/ IDC/  USTB     3%
      SECURITIES                                                                                       Client
                     --------------------------------------------------------------------------------------------------------------
X.    MUNICIPAL BONDS                                                                                Bridge Fixed
                            X             X             X                                     Client  Income/ JJ   USTB     3%
                                                                                                     Kenny/Client
                     --------------------------------------------------------------------------------------------------------------
XI.   FIXED INCOME                                                                                   Bridge Fixed
      OPTIONS               X                                                                 Client   Income/     USTB     3%
                                                                                                        Client
                     --------------------------------------------------------------------------------------------------------------
XII.  FOREIGN BONDS                                                                                  Bridge Fixed
                            X             X                          X                        Client Income/IDC/   USTB      3%
                                                                                                        Client
                     --------------------------------------------------------------------------------------------------------------

________________________________________________________________________________

                       STATE STREET BANK - MUTUAL FUNDS

                          PRICE SOURCE AUTHORIZATION
                          --------------------------

XIII. Private Placements and Other Manual Quotes Information

======================================================================================================================
                                                                                     ADDITIONAL INFORMATION:
SECURITY TYPE                                                ADVISOR  BROKER  OTHER  CONTACT NAME, TELEPHONE NUMBER
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS: For all securities types which require manual quotes, please list the source of the quotes and any additional information needed to obtain these quotes.

                                 SCHEDULE "A"


CONTRACT                                                                       DATE
--------                                                                       ----
Cigna Variable Products Group                                              Apr. 15, 1988

Cigna High Income Shares                                                   Mar. 31, 1988

Cigna Investment Securities, Inc. f/k/a INA Investment Securities, Inc.    Feb. 22, 1988

Cigna Institutional Funds Group                                            Jan. 5, 1993

Cigna Funds Group                                                          Feb. 22, 1988